FORM CERTIFICATION TO BE
PROVIDED BY THE SERVICER
I, Linda Miller,certify to ABN AMRO Mortgage Capital Markets Group, Inc., and its officers, directors, agents and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(i)
Based on such Officer's knowledge, the information relating to the Mortgage Loans and the servicing thereof submitted by the Servicer to ABN AMRO Mortgage Capital Markets Group, Inc. which is used in connection with preparation of the reports on Form 8-K and the annual report on Form 10-K filed with the SEC with respect to the Transaction, taken as a whole, does not contain any untrue statement of amaterial fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii)
The servicing information required to be provided to ABN AMRO Mortgage Capital Markets Group, Inc. by the Servicer under applicable Servicing Agreements has been provided to ABN AMRO Mortgage Capital Markets Group, Inc.;

(iii)
Such Officer is responsible for reviewing the activities performed by the Servicer under applicable Servicing Agreements and based upon the review required under applicable Servicing Agreements, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to ABN AMRO Mortgage Capital Markets Group, Inc., the Servicer has, as of the date of this certification fulfilled its obligations under applicable Servicing Agreements; and

(iv)
Such Officer has disclosed to ABN AMRO Mortgage Capital Markets Group, Inc.. all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth under applicable Servicing Agreements.

IN WITNESS WHEREOF, the undersigned has caused this Officer's Certificate to be duly executed as of March 15, 2006

First Horizon Home Loan Corporation
By: /s/ Linda Miller
Name: Linda Miller
Title: Vice President

EXHIBIT A - FOR INVESTORS
ABN AMRO Mortgage
508	EMC	SACO I 2005-7
509	EMC	SACO I 2005-8
510	HMC	SACO I 2005-10